                                  Exhibit 10.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, THE REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THE OBLIGATIONS UNDER THIS NOTE ARE SECURED PURSUANT TO THAT CERTAIN SECURITY AGREEMENT DATED AS OF DECEMBER 4, 2002 BETWEEN ROBOTIC VISION SYSTEMS, INC. AND PAT V. COSTA, THE SECURITY INTERESTS WHICH ARE GRANTED THEREUNDER BEING SUBJECT AND SUBORDINATE TO THE SENIOR SECURITY INTERESTS IN THE SAME COLLATERAL GRANTED TO PNC BANK NA PURSUANT TO THAT CERTAIN REVOLVING CREDIT AND SECURITY AGREEMENT DATED AS OF APRIL 28, 2000 BY AND BETWEEN ROBOTIC VISION SYSTEMS, INC. AND PNC BANK NA AS LENDER AND AGENT, AS IT MAY BE AMENDED FROM TIME TO TIME.

                          ROBOTIC VISION SYSTEMS, INC.

      AMENDED AND RESTATED 9% CONVERTIBLE SENIOR NOTE DUE DECEMBER 4, 2005

December 4, 2002                                                     $500,000.00

         Robotic Vision Systems, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Pat V. Costa (the "Holder") (i) on December 4, 2005 the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) plus any accrued and unpaid interest (or such other amounts as provided herein), in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and (ii) on each May 15 and November 15 of each year (each, an "Interest Payment Date") interest (computed on the basis of a 360-day year), in like coin or currency, on the unpaid portion of said principal amount plus any interest due and owing but not paid on any prior Interest Payment Date, such payments (each, an "Interest Payment") to commence on May 15, 2003 at a fixed rate equal to 9% per annum (the "Note Interest Rate").

         This Note is an amendment and restatement of a Note that was issued to the Holder concurrently with that certain Common Stock Warrant Expiring December 4, 2005, dated as of December 4, 2002, by and between the Company and the Holder.

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Definitions. The terms defined in this Article whenever used in this Note shall have the respective meanings hereinafter specified.

         "Applicable Laws" means any and all applicable foreign, federal, state and local statutes, laws, regulations, ordinances, policies, and rules or common law (whether now existing or hereafter enacted or promulgated), of any and all governmental authorities, agencies, departments, commissions, boards, courts, or instrumentalities of the United States, any state of the United States, any other nation, or any political subdivision of the United States, any state of the United States or any other nation, and all applicable judicial and administrative, regulatory or judicial decrees, judgments and orders, including common law rules and determinations.

         "Board" means the Board of Directors of the Company.

         "Business Day" means each day other than a Saturday, a Sunday or any day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

         "Closing Date" shall mean December 4, 2002.

         "Change of Control" means a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that such a change will not result in a Change of Control if as a result of such change, the Company's shareholders receive or are entitled to receive cash or marketable securities with an aggregate value of at least three times (3x) the Conversion Price.

         "Conversion Date" shall have the meaning set forth in Section 3.3.

         "Conversion Notice" shall have the meaning set forth in Section 3.3.

         "Conversion Price" means 125% of the average of the closing bid prices of Common Stock on The Nasdaq SmallCap Market (or if different, the principal trading market for the Company's Common Stock) for the thirty (30) consecutive trading days ending on the day prior to the Closing Date, as adjusted pursuant to Section 3.2.

         "Conversion Shares" means that number of shares of Common Stock obtained by dividing the face value of this Note plus any accrued but unpaid interest, by the Conversion Price, as adjusted pursuant to Section 3.2.

         "Common Stock" means shares of the Company's common stock, par value $0.01 per share.

         "Constituent Person" shall have the meaning set forth in Section
3.2(c).

         "Event of Default" shall have the meaning set forth in Section 6.1.

         "Final Maturity Date" means December 4, 2005.

         "Holder" or "Holders" means the person named in the preamble hereto or any Person who shall thereafter become a recordholder of this Note as provided in Section 2 hereof.

         "Mandatory Conversion" shall have the meaning set forth in Section 3.1(b).

         "Non Electing Share" shall have the meaning set forth in Section
3.2(c).

         "Note" means this Amended and Restated Convertible Note or such other Note exchanged therefor as provided in Section 2.1 and, in the event that this Note shall be transferred to more than one Holder as provided in Section 2.1, the term "Notes" shall refer to the convertible notes issued in such transfer to the Holders.

         "Notification Event" shall have the meaning set forth in Section 3.6.

         "Optional Redemption" shall have the meaning set forth in Section
3.1(c).

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

         "Sale of a Division of the Company" means a single transaction or a series of related transactions pursuant to which a Person or Persons acquire all or substantially all of the assets of a reporting segment of the Company as reflected in the Company's audited financial statements filed as part of its reporting obligations under the Securities Exchange Act of 1934, as amended.

         "Security Agreement" shall have the meaning set forth in Section 2.6.

         "Transaction" shall have the meaning set forth in Section 3.2(c).

         "Voluntary Conversion" shall have the meaning set forth in Section 3.1(a).

                                    ARTICLE 2

                    EXCHANGES AND TRANSFER; INTEREST PAYMENTS

         SECTION 2.1. Exchange and Registration of Transfer of Notes. Subject to
Section 4.2, the Holder may, at its option, surrender this Note at the office of the Company and receive in exchange therefor a Note or Notes, each in the minimum denomination of $1,000 or an integral multiple of $1,000 in excess thereof, dated as of the date of this Note, and payable to such Person, or order, as may be designated by such Holder. The aggregate principal amount of such Note or Notes exchanged in accordance with this Section 2.1 shall equal the aggregate unpaid principal amount of this Note as of the date of such surrender; provided, however, that upon such exchange there shall be filed with the Company the name and address for all purposes hereof of the Holder or Holders of the Note or Notes delivered in such exchange. This Note, when presented for registration of transfer or for exchange, conversion or payment, shall (if so required by the Company) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by, the Holder or its attorney duly authorized in writing.

         SECTION 2.2. Loss, Theft, Destruction of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount dated as of the date hereof. This Note shall be held and owned upon the express condition that the provisions of this Section 2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Note and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

         SECTION 2.3. Who Deemed Absolute Owner. The Company may deem the Person or Persons in whose name the Notes shall be registered upon the registry books of the Company to be, and may treat such Person or Persons as, the absolute owner of the Notes (whether or not the Notes shall be overdue) for the purpose of receiving payment of or on account of the principal of the Notes, for the conversion of the Notes and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Notes to the extent of the sum or sums so paid or the conversion so made.

         SECTION 2.4. Final Maturity. On the Final Maturity Date the Company shall retire this Note by paying to the Holder in cash an amount equal to the outstanding principal amount of the Note plus all accrued and unpaid interest through the date the Note is paid in full by the Company.

         SECTION 2.5. Interest Payments. The Company shall pay semi-annually on the Interest Payment Date, in cash or in kind, an amount equal to the interest due and payable to the Holder on such Interest Payment Date, as well as any accrued and unpaid interest from prior Interest Payment Dates.

         SECTION 2.6. Security. The Company is securing its obligations to pay the principal of and all interest on this Note by granting to the Holder a security interest in the Collateral (as defined in the Security Agreement) of the Company as set forth in that certain Security Agreement dated as of the date hereof, between the Company and the Holder (the "Security Agreement"). In the event of a conflict between the provisions of the Security Agreement and this Note, the provisions of the Security Agreement shall govern.

                                    ARTICLE 3

                               CONVERSION OF NOTE

         SECTION 3.1. Conversion; Conversion Price.

                  (a) Voluntary Conversion. At the option of the Holder, at any time and from time to time following the Closing Date until this Note is paid in full, this Note may be converted, either in whole or in part, together with accrued and unpaid interest thereon to the Conversion Date, into Conversion Shares, at the Conversion Price (a "Voluntary Conversion").

                  (b) Mandatory Conversion. If at any time following the Closing Date the closing bid price of the Common Stock on The Nasdaq SmallCap Market (or if different, the principal trading market for the Company's Common Stock) is greater, for 30 consecutive trading days, than 200% of the Conversion Price, the Company shall have the right to require conversion of the Note, either in whole or in part, together with accrued and unpaid interest thereon to the Conversion Date, into Conversion Shares, at the Conversion Price (a "Mandatory Conversion").

                  (c) Optional Redemption. At the option of the Holder, the Company shall be required to purchase all or any part of the Note held by the Holder upon (i) a Change of Control, (ii) the closing of an equity or other offering by the Company with net proceeds to the Company of not less than $20 million or (iii) the closing of a Sale of a Division of the Company, at a purchase price equal to 100% of the principal amount hereof together with accrued and unpaid interest thereon to the Conversion Date (an "Optional Redemption").

         SECTION 3.2. Adjustment of Conversion Shares.

                  (a) The number of Conversion Shares that may be acquired upon the exercise or conversion of this Note is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 3.2 at any time or from time to time after the date hereof to the Final Maturity Date.

                  (b) If the Company shall, after the Closing Date, (i) declare or pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide (by any share split, share dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (iii) combine (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock by reclassification of its shares of Common Stock, the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such dividend or distribution or the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that Holder shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above as if this Note had been converted immediately prior to the record date in the case of a dividend or distribution, or the effective date in the case if a subdivision, combination or reclassification.

                  (c) If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the shares of Common Stock and excluding any transaction as to which Section 3.2(b) applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the shares of Common Stock are converted into the right to receive shares, securities or other property (including cash or any combination thereof), this Note shall thereafter be exercisable into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which this Note was exercisable immediately prior to such Transaction as if the Holder had converted this Note as provided herein, prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non Electing Share"), then for the purpose of this paragraph (c) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non Electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (c), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of Holder that will contain provisions enabling Holder to convert this Note into the consideration received by holders of shares of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (c) shall similarly apply to successive Transactions.

                  (d) Notwithstanding any other provisions of this Section 3.2, the Company shall not be required to make any adjustment of the Conversion
Price: (i) for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts of cash in shares of Common Stock under such plan; or (ii) the issuance of options and the shares of Common Stock issued upon exercise of such options pursuant to an employee, consultant or director stock option program approved by the Board of Directors of the Company. All calculations under this Section 3.2 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this Section 3.2 to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 3.2, as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

                  (e) In the event that the provisions of this Section 3.2 fail as a result of an unintentional oversight to provide expressly for the adjustment of the Conversion Price or the number of Conversion Shares receivable upon exercise of this Note under circumstances that, based upon the purposes and intentions expressed herein, would otherwise have been addressed, the Board of Directors of the Company shall, in good faith, cause an equitable adjustment to be made to the Conversion Price or the number of Conversion Shares receivable upon exercise of the Note to correct such an oversight.

                  (f) Whenever the Conversion Price is adjusted, as herein provided, Holder shall thereafter prior to the Final Maturity Date be entitled to receive the number of Conversion Shares obtained by multiplying such Conversion Price by the number of Conversion Shares receivable upon the exercise of this Note immediately prior to such adjustment, and by dividing the product by the Conversion Price resulting from such adjustment.

                  (g) Whenever the number of Conversion Shares receivable upon the conversion of this Note or the Conversion Price of such Conversion Shares is adjusted, as herein provided, the Company shall promptly cause to be prepared a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), the number of Conversion Shares purchasable upon the conversion of the Note and the Conversion Price of such Conversion Shares after such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the Holder in accordance with Section 7.3.

         SECTION 3.3. Exercise of Conversion Right. A conversion of this Note (or any portion of principal amount thereof) shall be deemed to have been effected as of the close of business on the date on which (a "Conversion Date"),
(i) in the case of a Voluntary Conversion pursuant to Section 3.1(a) or an Optional Redemption pursuant to Section 3.1(c), a written notice, substantially as set forth in Exhibit A hereto is delivered to the Company, and (ii) in the case of a Mandatory Conversion pursuant to Section 3.1(b), a written notice of the Company is delivered to the Holder (in each case, the "Conversion Notice"). On the Conversion Date, the rights of the Holder (including the right to receive interest payments) shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the Holder of record of the shares of Common Stock represented thereby.

         SECTION 3.4. Delivery of Conversion Shares Upon Conversion.

                  (a) As soon as practicable after the Conversion Date (but in any event within ten Business Days after delivery of the Conversion Notice and after the Holder has delivered this Note for conversion), the Company shall deliver to the converting Holder:

                           (i) a certificate or certificates evidencing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as designated by the Holders of the converted Note and in such denomination or denominations as the converting Holder shall specify and a check for cash with respect to any fractional interest in shares of Common Stock as provided in Section 3.4; and

                           (ii) a replacement Note representing the portion of the Note that was not converted, if any.

                  (b) The issuance of certificates for shares of Common Stock upon conversion of this Note (or portion of principal amount thereof) shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of this Note (or portion of principal amount thereof), the Company shall take all such actions as are necessary in order to ensure that the shares of Common Stock so issued upon such conversion shall be validly issued, fully paid and nonassessable.

                  (c) The Company shall not close its books against the transfer of a replacement Note or of shares of Common Stock issued or issuable upon conversion of this Note in any manner that interferes with the timely conversion of this Note. The Company shall assist and cooperate with the Holder if it is required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note hereunder (including, without limitation, making any filings required to be made by the Company).

                  (d) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Common Stock as are issuable upon the conversion of this Note. All shares of Common Stock that are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any Applicable Law or any requirements of any national securities exchange or over-the-counter market upon which shares of Common Stock may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

         SECTION 3.5. Fractional Shares. No fractional Conversion Shares or scrip representing fractional Conversion Shares shall be issued upon conversion of this Note. If any conversion of this Note would create a fractional Conversion Share or a right to acquire a fractional Conversion Share, the Company shall pay a cash adjustment in respect of such fractional Conversion Share equal to the fair market value of such fractional interest as determined by the Board.

         SECTION 3.6. Notice of Certain Events. In the event that at any time prior to the conversion of the Note:

                  (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock or any other class of its capital stock;

                  (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock or any rights to subscribe thereto;

                  (c) there shall be any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets or of any material asset to, another corporation or business organization or any other extraordinary event or transaction;

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company in a single transaction or a series of related transactions;

                  (e) the Company shall declare any share split, share dividend, subdivision, combination or similar distribution with respect to the shares of Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock; or

                  (f)      there shall be an occurrence as described under
Section 3.1(c) hereof,

(each such event, a "Notification Event"), then, in any one or more of such cases, the Company shall give Holder written notice of the date on which a record shall be taken for such Notification Event or for determining stockholders entitled to vote upon such Notification Event or winding up and of the date, if determined, when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Notification Event, as the case may be. Such notice shall describe the proposed transaction in reasonable detail and specify the consideration to be received by Holder in respect thereto. The Company shall also furnish to Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders. Such written notice shall be given not less than 10 days prior to the record date with respect thereto or such other date if impracticable.

                                    ARTICLE 4

                        STATUS; RESTRICTIONS ON TRANSFER

         SECTION 4.1. Status of Note. This Note is a direct, general and unconditional obligation of the Company, and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The Company agrees that it will not, without the prior written consent of the Holder, take any action, nor fail to take any action which would in any manner adversely affect the rights of the Holder pursuant to this Note or subject the Holder to any liability.

         SECTION 4.2. Registration Rights. The Company agrees to be bound by the provisions of Schedule 4.2 hereto, and the Holder agrees to be bound by the restrictions on transfer, and the procedures for registration of the Conversion Shares and other agreements applicable to the Holder set forth in Schedule 4.2 hereto. The Holder further consents that the certificates representing the Conversion Shares may bear a restrictive legend to such effect.

                                    ARTICLE 5

                                    COVENANTS

         The Company covenants and agrees that so long as this Note shall be outstanding:

         SECTION 5.1. Payment of Note. The Company will punctually, according to the terms hereof, (a) pay or cause to be paid all amounts due under this Note and (b) issue Conversion Shares upon conversion.

         SECTION 5.2. Notice of Default. If any one or more events occur which constitute or which, with the giving of notice or the lapse of time or both, would constitute an Event of Default or if the Holder shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company will forthwith give notice to the Holder, specifying the nature and status of the Event of Default or other event or of such demand or action, as the case may be.

         SECTION 5.3. Sufficient Number of Authorized Shares of Common Stock. So long as this Note shall be outstanding, the Company shall at all times have authorized and reserved for issuance, free from preemptive rights, a sufficient number of Conversion Shares to satisfy the conversion rights of the Holder pursuant to the terms and conditions hereof.

         SECTION 5.4. Compliance with Laws. The Company will comply in all material respects with all Applicable Laws, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                                    ARTICLE 6

                                    REMEDIES

         SECTION 6.1. Events of Default. "Event of Default" wherever used herein means any one of the following events:

                  (a) the Company shall fail to issue and deliver the Conversion Shares within ten Business Days of its receipt of the original Note and the original Conversion Notice in accordance with Section 3.4;

                  (b) default in the due and punctual payment of the principal of, or any other amount owing in respect of, this Note when and as the same shall become due and payable, and continuance of such default for a period of 30 days after notice thereof;

                  (c) default in the performance or observance of any covenant or agreement of the Company in this Note (other than a covenant or agreement a default in the performance of which is specifically provided for elsewhere in this Section), and the continuance of such default for a period of 30 days after there has been given to the Company by a Holder a written notice specifying such default and requiring it to be remedied;

                  (d) the entry of a decree or order by a court having jurisdiction adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 calendar days;

                  (e) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

                  (f) (i) the Company is unable to pay its debts as they come due, stops, suspends, or threatens in writing to stop or suspend payment of all or any material part of its debts (other than debts contested in good faith by appropriate proceedings) or seeks the appointment of a statutory manager or proposes in writing or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or any group or class thereof or files a petition for suspension of payments or other relief of debtors or a moratorium or statutory management is agreed or declared in respect of or affecting all or any material part of the indebtedness of the Company, or
(ii) the Company ceases or threatens in writing to cease to carry on all or any material part of the business carried on by the Company and as a result of such cessation or threat of cessation, the Company will not be able to perform or comply with its payment obligations under this Note;

                  (g) it becomes unlawful for the Company to perform or comply with its obligations under this Note.

         SECTION 6.2. Effects of Default. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Company shall pay to the Holder the outstanding principal amount of the Note plus all accrued and unpaid interest through the date the
Note is paid in full.

         SECTION 6.3. Remedies Not Waived. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.1. Register. The Company shall keep at its principal office a register in which the Company shall provide for the registration of this Note. Upon any transfer of this Note in accordance with Articles 2 and 4 hereof, the Company shall register such transfer on the Note register.

         SECTION 7.2. Withholding. To the extent required by applicable law, the Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Note.

         SECTION 7.3. Notice. Where this Note provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid (iii) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to Holder, to the address of Holder appearing in the Note register referred to in Section 7.1 or, if to the Company, to its principal office.

         SECTION 7.4. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction). With respect to any suit, action or proceedings relating to this Note, the Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York sitting in and for New York County, and the United States District Court in the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts and hereby waives, to the fullest extent permitted by applicable law, any and all objections it may have to venue, including, without limitation, any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

         SECTION 7.5. Headings. The headings of the Articles and Sections of this Note are inserted for convenience only and do not constitute a part of this Note.

         SECTION 7.6. Amendments. Any provision of this Note may be amended, modified or waived if and only if the Holder of the Note has consented in writing to such amendment, modification or waiver of any such provision of this Note.

         SECTION 7.7. No Recourse Against Others. The obligations of the Company under this Note are solely obligations of the Company and no officer, employee or stockholder shall as such be liable for any failure by the Company to pay amounts on the Note when due or perform any other obligation.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer on the date hereabove written.

                                         ROBOTIC VISION SYSTEMS, INC.

                                         By:_____________________________
                                              Name:
                                              Title:

                                         WITH RESPECT TO SECTION 4.2 HEREOF:

                                         HOLDER:

                                         By: /s/ Pat V. Costa
                                            _____________________________
                                              Name: Pat V. Costa

                        EXHIBIT A TO THE CONVERTIBLE NOTE

                           [FORM OF CONVERSION NOTICE]

TO _____________________:

         The undersigned owner of the Amended and Restated 9% Convertible Senior Unsecured Note due December 4, 2005, issued by Robotic Vision Systems, Inc. (the "Note") hereby irrevocably exercises the option to convert $______________ of the principal amount and $____________ of accrued and unpaid interest of the
Note into shares of common stock, $.01 par value per share ("Common Stock"), of Robotic Vision Systems, Inc. (the "Conversion Shares"), in accordance with the terms of the Note. The undersigned directs that the Conversion Shares issuable and certificates therefor (to the extent that certificates evidencing Common Stock are then being issued by Robotic Vision Systems, Inc.) deliverable upon the conversion, together with any check in payment for fractional Conversion Shares, be issued in the name of and delivered, if appropriate, to the undersigned unless a different name has been indicated below.

Dated:_____________________

                                         Signature:_____________________________

Fill in for registration of Conversion Shares:

Please print name and address:
(including zip code)

Please print social security number
or tax identification number: